Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-223388) and Form S-8 (Nos. 333-226786, 333-196120, 333-176205, 333-168254, 333-168629, and 333-138697 as amended, where applicable), of Bausch Health Companies Inc. of our report dated February 19, 2020 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
February 19, 2020